SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 27, 1999

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                              THE FONDA GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                           333-24939             13-3220732
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
incorporation or organization)                               identification no.)

   2920 North Main Street
     Oshkosh, Wisconsin                                            54901
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (920) 235-1036

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Item 2.  Acquisition or Disposition of Assets.

         The Fonda Group, Inc. (the "Company"), pursuant to an Asset Purchase Agreement (the "CEG Asset Purchase Agreement") between the Company and Creative Expressions Group, Inc. ("CEG"), an affiliate of the Company, purchased the intangible assets of CEG, including domestic and foreign trademarks, patents, copyrights and customer lists. In addition, pursuant to the CEG Asset Purchase Agreement, the Company has agreed to purchase over a sixty day period certain inventory of CEG. The aggregate purchase price for the intangible assets and inventory of CEG is $41 million ($16 million for the intangible assets and $25 million for the inventory) payable in cash, the cancellation of certain notes and warrants and the assumption of certain liabilities. The agreement further provides that the Company may acquire other CEG assets in exchange for outstanding trade payables owed to the Company by CEG. Upon the consummation of the CEG Asset Purchase Agreement, the Company will market, manufacture and distribute disposable party goods products directly to the specialty (party) channel of the Company's consumer market. The transaction will be accounted for in a manner similar to pooling-of-interests.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after December 27, 1999.

(b)      Pro Forma Financial Information

         In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after December 27, 1999.

(c)      Exhibits

         10.1 Asset Purchase Agreement, dated as of November 21, 1999, between the Company and CEG


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, The Fonda Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 1999


THE FONDA GROUP, INC.


By:    /s/ Hans H. Heinsen
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       Hans H. Heinsen
       Chief Financial Officer


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